IntelGenx Provides Q1, 2015 Update on Sales of Forfivo XL®

Saint Laurent, Quebec - April 22, 2015 - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx", or the “Company”) today provided an update on the continued sales growth of Forfivo XL® in the USA.

According to Symphony Health Solutions, gross sales of Forfivo XL® totaled $4.0 million in the first quarter of 2015, representing an increase of $0.7 million, or 21%, over gross of $3.3 million in the fourth quarter of 2014. In addition, the number of Forfivo XL® prescriptions filled increased by 12% from approximately 9,400 in the fourth quarter of 2014 to 10,600 in the first quarter of 2015.

“Sales of Forfivo XL continue to grow as expected” stated Dr. Horst G. Zerbe, President and CEO of IntelGenx. “In fact, our analysis of the Symphony health data shows that the percentage growth rates of both gross sales and prescriptions are absolutely in line with the trend of the previous year. With the increased marketing and sales efforts that our partner, Edgemont Pharmaceuticals, is investing in the commercialization of Forfivo XL, we expect this trend to continue, and maybe even improve, for the foreseeable future.”

Forfivo XL® is indicated for treatment of Major Depressive Disorder (MDD) and is the only extended-release bupropion HCl product to provide a once-daily, 450mg dose in a single tablet. The active ingredient in Forfivo XL® is bupropion, the same active ingredient used in the well-known antidepressant product: Wellbutrin XL®.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Company Contact:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com